Exhibit 23
                                Consent of Expert

We hereby consent to the incorporation by reference in the November 16, 1999 filing of Beautymerchant.com, Inc. on Form S-8 of our report appearing in the Company's Form 10-SB12G/A registration statement dated August 23, 1999.

/s/ Michael J. Bongiovanni
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Michael J. Bongiovanni, P.A., C.P.A.
12433 Willingdon Road
Charlotte, NC  28078
Telephone: (704) 904-2390
November 16, 1999